SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                               FORM  8-K

                             CURRENT  REPORT

                    Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934


Date  of  Report  (Date  of  earliest  event  reported)  SEPTEMBER  14,  1999
                                                         --------------------

                     NORTHERN  STATES  POWER  COMPANY
                     --------------------------------
       (Exact  name  of  registrant  as  specified  in  its  charter)


                                 MINNESOTA
                                 ---------
           (State  or  other  jurisdiction  of  incorporation)


         1-3034                                          41-0448030
         ------                                          ----------
(Commission  File  Number)                  (IRS Employer  Identification  No.)


414  NICOLLET  MALL,  MPLS,  MN                                        55401
-------------------------------                                        -----
(Address  of  principal  executive  offices)                        (Zip  Code)


    Registrant's  telephone  number,  including  area  code 612-330-5500
                                                            ------------


     (Former  name  or  former  address,  if  changed  since  last  report)


ITEM  5.          OTHER  EVENTS
--------          -------------

On September 14, 1999, Northern States Power Company's (NSP) management met with financial analysts. NSP announced that it expects long range earnings to increase at an average annual growth rate of 7 percent effective starting in 2000. NSP projects earnings for the year 2000 to equal $2.15 per share, as detailed below. These earnings assume a potential equity issuance of $400 million in early 2000.



                                            ESTIMATED
EARNINGS PER SHARE FORECAST                 YEAR 2000
----------------------------------         -----------
Regulated generation business                 $0.52
Regulated electric operations                  0.73
Regulated gas operations                       0.15
                                               ----
Subtotal regulated business                   $1.40
NRG Energy                                     0.80
Seren and other subsidiaries                  (0.05)
                                           -----------
Total projected earnings per share            $2.15


NSP indicated that it expects to infuse equity into NRG equaling $300 million in 1999 ($100 million has already occurred) and $150 million in 2000. After 2000, NSP expects that NRG will be self funding. If there is further consolidation within the generation and IPP industry and NRG acts as a consolidator, additional equity infusions may be required.

NRG indicated that earnings for the year ended December 31, 1999 are expected to be approximately $0.40 per NSP common share. NRG also indicated that earnings for the year 2000 are expected to be $0.80 or more per NSP common share. The growth in earnings is expected to come primarily in North America and Europe as shown below:



EPS FORECAST              ACTUAL FIRST    ESTIMATED SECOND    ESTIMATED 1999      ESTIMATED YEAR
PER NSP SHARE . . . . .     HALF 1999        HALF 1999            TOTAL                2000
-----------------------  --------------  ------------------  ----------------  ------------------
North America . . . . .          $0.11               $0.45             $0.56                    +
Australia . . . . . . .          $0.03               $0.04             $0.07                 Flat
Europe. . . . . . . . .          $0.01               $0.11             $0.12                    +
Emerging Markets. . . .          $0.03               $0.02             $0.05                    +
Interest Expense. . . .         ($0.07)             ($0.13)           ($0.20)                   -
Corporate Services/
   Business Development         ($0.10)             ($0.10)           ($0.20)                   -
                         --------------  ------------------  ----------------  Equal to or
   Total. . . . . . . .          $0.01               $0.39             $0.40   greater than $0.80



Note: the "+" designations in the year 2000 indicate an expected increase due to the full year impact of projects that were closed in 1999 as well as projects that are expected to close and contribute to earnings prior to December 31, 2000. The "-" designations indicate an expected decrease due to the full year impact of 1999 financing activities and proposed 2000 financing activities as well as the increased support costs associated with a larger asset base.

NRG also provided a summary of acquisitions that have closed in 1999 or are expected to close before December 31, 2000, along with estimates of full year earnings by project in cents per NSP common share:


                                       NRG SHARE OF PROJECT COST     NRG PROJECT EQUITY    FULL YEAR
                                               ($MILLION)                ($MILLION)        EPS RANGE
          PROJECT                MW                                                       (NSP SHARE) <F3>
---------------------------------------------------------------------------------------------------------
Huntley/Dunkirk . . . . . . . . 1,360                     $  392                 $  153   $0.06  $0.08
Astoria/Arthur Kill . . . . . . 1,456                     $  562                 $  220   $0.16  $0.20
Encina/Ct's . . . . . . . . . .   609                     $  222                 $  104   $0.05  $0.07
Somerset. . . . . . . . . . . .   229                     $   66                 $   25   $0.01  $0.02
Oswego <F1> . . . . . . . . . . 1,700                     $  101                 $   47   $0.03  $0.05
CL&P <F1> . . . . . . . . . . . 2,235                     $  503                 $  258   $0.16  $0.20
Cajun <F1>. . . . . . . . . . .   853                     $  537                 $  172   $0.06  $0.08
ECKG <F2> . . . . . . . . . . .   154                     $  173                 $   44   $0.01  $0.02
Enfield <F2>. . . . . . . . . .    99                     $   73                 $   10   $0.01  $0.03
Other developing projects <F1>.                                                           $0.08  $0.12


<F1>     NRG does not yet own this project, but has entered into an agreement to acquire  the  project

<F2> NRG owns this project, but the project has not yet achieved full commercial operation

<F3>   EPS  forecasts  are  based on an NRG  corporate capital structure with an
assumed  equity  ratio  of  50%  to  60%.    The EPS ranges shown do not include
corporate  interest  and  overhead  allocations.


This document includes forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words "anticipate," "estimate," "expect," "objective," "possible," "potential" and similar expressions. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to:

-  general economic conditions, including their impact on capital expenditures;
- availability or cost of capital such as changes in: interest rates; market perceptions of the power generation industry, NSP or any of its subsidiaries; or security ratings;
-  business conditions in the energy industry;
-  competitive factors;
-  unusual weather;
-  changes in federal or state legislation;
-  regulation;
-  issues relating to Year 2000 remediation efforts;
-  currency translation and transaction adjustments;
- regulatory delays or conditions imposed by regulatory agencies in approving the proposed merger with New Century Energies, Inc.;
- the higher degree of risk associated with NSP's nonregulated businesses as compared to NSP's regulated business;
-  volatility of energy prices in a deregulated market environment;
- the lack of operating history at NRG's development projects, the lack of NRG operating history at the projects not yet owned and the limited operating history at the remaining NRG projects provide only a limited basis for management to project the results of future operations;
- risks associated with timely completion of NRG projects located at ECKG and Enfield, including obtaining competitive contracts, obtaining regulatory and permitting approvals, local opposition, construction delays and other factors beyond NRG's control;
- the failure to timely satisfy the closing conditions contained in the definitive agreements for the acquisitions of projects by NRG subject to definitive agreements but not yet closed, many of which are beyond NRG's control;
- factors challenging the successful integration of projects not previously owned or operated by NRG, including the ability to obtain operating synergies;
- factors associated with operating in foreign countries including: delays in permitting and licensing, construction delays and interruption of business, political instability, risk of war, expropriation, nationalization, renegotiation, or nullification of existing contracts, changes in law, and the ability to convert foreign currency into United States dollars;
- and the other risk factors listed from time to time by NSP in reports filed with the Securities and Exchange Commission, including Exhibit 99.01 to NSP's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

NSP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors pursuant to the Act should not be construed as exhaustive.

                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Northern States Power Company
                                      (a Minnesota Corporation)


                                      By      /s/
                                      ------------------------
                                      Edward J. McIntyre
                                      Vice President and Chief Financial Officer

Dated:    September  14,  1999
          --------------------